Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Robert McGee 212-460-4111
February 16, 2017

CON EDISON REPORTS 2016 EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2016 net income of $1,245 million or $4.15 a share compared with $1,193 million or $4.07 a share in 2015. Adjusted earnings, which exclude the effects of a gain on the sale of Con Edison Clean Energy Businesses, Inc.'s (CEBs') retail electric supply business, the goodwill impairment related to the CEBs' energy service business, the impairment of assets held for sale in 2015 and the net mark-to-market effects of the CEBs, were $1,198 million or $3.99 a share in 2016 compared with $1,196 million or $4.08 a share in 2015.

For the fourth quarter of 2016, net income was $207 million or $0.68 a share compared with $176 million or $0.60 a share in the fourth quarter of 2015. Adjusted earnings, which exclude the effects of a gain on the sale of the CEBs' retail electric supply business, the goodwill impairment related to the CEBs' energy service business, and the net mark-to-market effects of the CEBs, were $211 million or $0.69 a share in 2016 compared with $178 million or $0.61 a share in 2015.

“We finished 2016 strong, and are poised for continued success in 2017,” said John McAvoy, Con Edison’s chairman and CEO. “Our recently approved three-year rate plans for Consolidated Edison Company of New York, Inc.’s electric and gas delivery businesses include implementation of our five-year smart meter installation program for electric and gas customers, and significantly accelerates natural gas main replacement. The plans provide for an energy future that increases customer options for energy savings, incorporates solar and renewable energy, and further expands our vigorous energy efficiency programs."

The following table is a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income to adjusted earnings for the three months and the years ended December 31, 2016 and 2015.

	For the Three Months Ended				For the Years Ended
	Earnings per Share		Net Income (Millions of Dollars)		Earnings per Share		Net Income (Millions of Dollars)
	2016	2015	2016	2015	2016	2015	2016	2015
Reported earnings per share (basic) and net income (GAAP basis)	$0.68	$0.60	$207	$176	$4.15	$4.07	$1,245	$1,193
Gain on sale of the CEBs' retail electric supply business (a)	(0.03)	—	(9)	—	(0.19)	—	(56)	—
Goodwill impairment related to the CEBs' energy service business (b)	0.04	—	12	—	0.04	—	12	—
Impairment of assets held for sale (c)	—	—	—	—	—	0.01	—	3
Net mark-to-market effects of the CEBs (d)	—	0.01	1	2	(0.01)	—	(3)	—
Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$0.69	$0.61	$211	$178	$3.99	$4.08	$1,198	$1,196

(a)	After taxes of $(48) million for the year ended December 31, 2016, which includes an adjustment for the apportionment of state income taxes.

(b)	After taxes of $3 million for the three months and the year ended December 31, 2016.

(c)	After taxes of $2 million for the year ended December 31, 2015.

(d)	After taxes of $1 million for the three months ended December 31, 2015 and $(2) million for the year ended December 31, 2016.

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CON EDISON REPORTS 2016 EARNINGS	page 2

The company expects its adjusted earnings for the year 2017 to be in the range of $3.95 to $4.15 per share. Adjusted earnings per share exclude the CEBs' net mark-to-market effects. The forecast reflects capital investments of $3,694 million and operations and maintenance expenses of $3,108 million.

Con Edison plans to meet its 2017 capital requirements through internally-generated funds and the issuance of securities. The company’s plans include the issuance of between $1,000 million and $1,800 million of long-term debt, most of which would be at the utilities, and the issuance of additional debt secured by its renewable electric production projects. The company’s plans also include the issuance of up to $350 million of common equity in addition to equity under its dividend reinvestment, employee stock purchase and long term incentive plans.

The results of operations for the three months and the year ended December 31, 2016, as compared with the 2015 periods, reflect changes in rate plans and regulatory charges and the impact of weather on steam revenues. The results of operations also reflect income from renewable investments at the CEBs and, for the year ended period, higher electric retail gross profit. Operations and maintenance expenses for Consolidated Edison Company of New York, Inc. (CECONY) for the three months and the year ended December 31, 2016 reflect lower costs for uncollectible expenses; and for the utilities for the year ended December 31, 2016 reflect lower surcharges for assessments and fees that are collected in revenues from customers. In addition, the utilities' rate plans provide for revenues to cover expected changes in certain operating costs including depreciation, property taxes and other tax matters.

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CON EDISON REPORTS 2016 EARNINGS	page 3

The following table presents the estimated effect on earnings per share and net income for the 2016 periods compared to the 2015 periods, resulting from these and other major factors:

	Three Months Ended Variation		Year Ended Variation
	2016 vs. 2015		2016 vs. 2015
	Earnings per Share	Net Income (Millions of Dollars)	Earnings per Share	Net Income (Millions of Dollars)
CECONY (a)
Changes in rate plans and regulatory charges	$0.19	$57	$0.34	$96
Weather impact on steam revenues	0.05	15	(0.07)	(21)
Operations and maintenance expenses	0.08	23	0.15	45
Depreciation, property taxes and other tax matters	(0.13)	(38)	(0.43)	(126)
Other (b)	(0.05)	(9)	(0.17)	(22)
Total CECONY	0.14	48	(0.18)	(28)
Orange and Rockland Utilities, Inc. (O&R) (a)
Changes in rate plans and regulatory charges	(0.04)	(10)	—	1
Operations and maintenance expenses	0.01	2	0.06	19
Depreciation and property taxes	(0.01)	(2)	(0.03)	(10)
Other (b)	(0.01)	(3)	(0.01)	(3)
Total O&R	(0.05)	(13)	0.02	7
CEBs
Operating revenues less energy costs	0.01	2	0.14	43
Operations and maintenance expenses	(0.01)	(2)	(0.06)	(18)
Gain on sale of the CEBs' retail electric supply business	0.03	9	0.19	56
Net interest expense	(0.01)	(3)	(0.05)	(14)
Other (b)	(0.03)	(10)	(0.03)	(8)
Total CEBs	(0.01)	(4)	0.19	59
Con Edison Transmission, Inc. (c)	0.03	9	0.07	20
Other, including parent company expenses (d)	(0.03)	(9)	(0.02)	(6)
Total Reported (GAAP basis)	$0.08	$31	$0.08	$52
Gain on sale of the CEBs' retail electric supply business	(0.03)	(9)	(0.19)	(56)
Goodwill impairment related to the CEBs' energy service business	0.04	12	0.04	12
Impairment of assets held for sale	—	—	(0.01)	(3)
Net mark-to-market effects of the CEBs	(0.01)	(1)	(0.01)	(3)
Total Adjusted (non-GAAP basis)	$0.08	$33	$(0.09)	$2

(a)
Under the revenue decoupling mechanisms in the utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved.

(b)	Includes the impact of the dilutive effect of Con Edison's stock issuances.

(c)	Income from equity investments.

(d)	Lower income tax benefits.

The Company's 2016 Annual Report on Form 10-K is being filed with the Securities and Exchange Commission. Consolidated income statements for 2016 and 2015 are attached to this press release. A fourth quarter 2016 earnings release presentation will be available at www.conedison.com (select "For Investors" and then select "Press Releases").

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CON EDISON REPORTS 2016 EARNINGS	page 4

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and speak only as of that time. Actual results or developments may differ materially from those included in the forward-looking statements because of various factors such as those identified in reports the company has filed with the Securities and Exchange Commission, including that the company’s subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries’ rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries’ rate plans; the intentional misconduct of employees or contractors could adversely affect it; the failure of, or damage to, its subsidiaries’ facilities could adversely affect it; a cyber-attack could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries’ operations; a disruption in the wholesale energy markets or failure by an energy supplier could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; and it also faces other risks that are beyond its control.

This press release also contains a financial measure, adjusted earnings, that is not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). This non-GAAP financial measure should not be considered as an alternative to net income, which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings excludes from net income the net mark-to-market changes in the fair value of the derivative instruments subsidiaries of Con Edison Clean Energy Businesses, Inc. use to economically hedge market price fluctuations in related underlying physical transactions for the purchase or sale of electricity and gas. Adjusted earnings may also exclude from net income certain other items that the company does not consider indicative of its ongoing financial performance. Management uses this non-GAAP financial measure to facilitate the analysis of the company's financial performance as compared to its internal budgets and previous financial results. Management also uses this non-GAAP financial measure to communicate to investors and others the company’s expectations regarding its future earnings and dividends on its common stock. Management believes that this non-GAAP financial measure also is useful and meaningful to investors to facilitate their analysis of the company's financial performance.

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $12 billion in annual revenues and $48 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric, gas and steam service in New York City and Westchester County, New York; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,300-square-mile-area in southeastern New York State and northern New Jersey; Con Edison Clean Energy Businesses, Inc., which through its subsidiaries develops, owns and operates renewable and energy infrastructure projects and provides energy-related products and services to wholesale and retail customers; and Con Edison Transmission, Inc., which through its subsidiaries invests in electric and natural gas transmission projects.

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Attachment

CONSOLIDATED EDISON, INC.
CONSOLIDATED INCOME STATEMENT

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Unaudited)
	(Millions of Dollars/Except Share Data)
OPERATING REVENUES
Electric	$2,024	$1,895	$8,741	$8,832
Gas	446	416	1,692	1,709
Steam	145	100	551	629
Non-utility	92	296	1,091	1,384
TOTAL OPERATING REVENUES	2,707	2,707	12,075	12,554
OPERATING EXPENSES
Purchased power	392	570	2,439	2,973
Fuel	39	32	172	248
Gas purchased for resale	158	79	477	495
Other operations and maintenance	821	859	3,269	3,344
Depreciation and amortization	311	290	1,216	1,130
Taxes, other than income taxes	508	478	2,031	1,937
TOTAL OPERATING EXPENSES	2,229	2,308	9,604	10,127
Gain on sale of retail electric supply business	—	—	104	—
OPERATING INCOME	478	399	2,575	2,427
OTHER INCOME (DEDUCTIONS)
Investment and other income	7	4	91	35
Allowance for equity funds used during construction	2	1	10	5
Other deductions	(6)	(4)	(37)	(16)
TOTAL OTHER INCOME	3	1	64	24
INCOME BEFORE INTEREST AND INCOME TAX EXPENSE	481	400	2,639	2,451
INTEREST EXPENSE
Interest on long-term debt	173	163	678	632
Other interest	7	5	24	24
Allowance for borrowed funds used during construction	(2)	(1)	(6)	(3)
NET INTEREST EXPENSE	178	167	696	653
INCOME BEFORE INCOME TAX EXPENSE	303	233	1,943	1,798
INCOME TAX EXPENSE	96	57	698	605
NET INCOME	$207	$176	$1,245	$1,193
Net income per common share — basic	$0.68	$0.60	$4.15	$4.07
Net income per common share — diluted	$0.67	$0.60	$4.12	$4.05
AVERAGE NUMBER OF SHARES OUTSTANDING — BASIC (IN MILLIONS)	304.8	293.2	300.4	293.0
AVERAGE NUMBER OF SHARES OUTSTANDING — DILUTED (IN MILLIONS)	306.2	294.6	301.9	294.4